EXHIBIT A
                              CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is entered into this 15th day of February, 1999 by and between, Henry F. Mogg ("Consultant") at 26933 Eckel Road, Perrysburg, Ohio 43551 and HYTK Industries, Inc. ("Company"), a Nevada corporation, at P. O. Box 100, 701 East Main Street, Benedict, KS 66714:

                                    RECITALS

     WHEREAS, Consultant has been providing to Quest Resource Corporation and its subsidiaries general business consulting services in addition to specific consulting and advice related to gas pipeline construction and operations all during a period of at least the previous five years; and

     WHEREAS, on September 30, 1998, Quest Resource Corporation executed a Reorganization Agreement and Plan of Merger with HYTK Holding Co., Inc., a wholly owned subsidiary of the Company.

                           AGREEMENT

     NOW THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Consultant and the Company hereby agree as follows:



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(4)      Engagement of  Consultant.  Consultant  and the Company  hereby confirm that during the past five years, Consultant has provided the Company with valuable advice and consulting services which included general
         business   consulting  on  such  matters  as:  equipment   suitability,
         acquisition and maintenance; recommended business aspects for emphasis; recommendations on certain business activities to reduce or eliminate; and advice on recent and proposed business consolidation and merger transactions. Consultant has also provided valuable advice and counsel on specific aspects of natural gas pipeline operations and construction activities.

         All of the foregoing services collectively are referred to herein as the "Consulting Services."

(5) Compensation. In consideration of the Consulting Services rendered in the past in accordance with this Agreement, the Company shall compensate Consultant by issuance of 400,000 shares of its Common Stock which shall be registered on Form S-8 under the Securities Act of 1933, as amended ("Act").


(6)      Securities Compliance.

         In the course of the performance of its duties, Consultant may become aware of information which may be considered "inside information" within the meaning of the Federal Securities laws and regulations. Consultant acknowledges that its use of such information to purchase or sell securities of the Company or to transmit such information to any other party with a view to buy, sell, or otherwise deal in the securities is prohibited by law and would constitute a breach of this Agreement.

(7)      Miscellaneous

         (1) The execution and performance of this Agreement has been duly authorized by all requisite individual or corporate actions and approvals and is free of conflict or violation of any other individual or corporate actions and approvals entered into jointly and severally by the parties hereto. This Agreement represents the entire Agreement between the parties hereto, and supersedes any prior agreements with regards to the subject matter hereof. This Agreement may be executed in any number of facsimile counterparts with the aggregate of the counterparts together constituting one and the same instrument. This Agreement constitutes a valid and binding obligation of the parties hereto and their successors, heirs and assigns and may only be assigned or amended by written consent from the other party.

         (2) No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions. From time to time, each party will execute additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         (3) The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Kansas. If any action is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs, and other costs incurred in proceeding with the action from the other party.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein above written.

Henry F. Mogg

 /s/ Henry F. Mogg
Henry F. Mogg


HYTK Industries, Inc.

 /s/ Douglas L. Lamb
Douglas L. Lamb, President